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                                                                  Exhibit 10.17

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                              SETTLEMENT AGREEMENT

     This Settlement Agreement (this "AGREEMENT") is entered into as of this 14th day of August 2002, by and between [*] Inc., a corporation organized under the laws of the State of Delaware ("[*]"), and Avatech Solutions, Inc. and Technical Learningware Company, Inc. (collectively hereunder "AVATECH"). [*] and Avatech are referred to herein as the "PARTIES" or individually as the "PARTY." This Agreement sets forth the terms under which [*] is prepared to accept a discounted payoff of all of the obligations of Avatech to [*] under the Loan Agreement dated January 25, 1999 by and between [*] and Avatech, together with the Secured Promissory Note and the Security Agreement of the same date attached thereto, all as amended through and as of the date hereof (the "LOAN AGREEMENT"). This Agreement shall be effective on the date it is fully executed, which date shall be the date set forth above and is referred to hereinafter as the "EFFECTIVE DATE."

     1. DISCOUNTED PAYOFF. Subject to and effective upon due performance by Avatech of each of the following:

          (a) On the Effective Date, Avatech shall pay to [*] the total sum of One Million Dollars exactly ($1,000,000.00) in readily available funds (the "DISCOUNTED PAYOFF AMOUNT").

          (b) Immediately upon execution of this Agreement by [*] and prior to countersignature by Avatech, Avatech shall authorize payment to [*] of the Discounted Payoff Amount by wire transfer pursuant to the instructions set forth in Paragraph 2 below, Avatech's signatures below representing verification that wire transfer instructions have been given to Avatech's bank.

(clauses 1(a) and (b) being collectively referred to herein as the "CONDITIONS");

then, upon full satisfaction of the Conditions, all of the outstanding debts, liabilities and obligations owing by Avatech to [*] under the Loan Agreement shall be, and be deemed, satisfied in full, and Avatech shall be deemed released from all liability thereunder; provided that:

               (A) Avatech shall remain obligated to [*] with respect to any other obligations or liabilities of Avatech to [*], including trade indebtedness and any other obligations arising outside the scope of the Loan Agreement.

               (B) At least five days prior to the release by Avatech to the public of any oral or written communication in which [*] is named, except such references as occur in the normal course of business, Avatech shall provide [*] with the text of such public disclosure and, consistent with Avatech's requirements under applicable law, [*] shall be permitted to review and approve any disclosures of non-public information pertaining to [*] or its business.

               (C) At least five days prior to any meeting of the board of directors of Avatech, or such shorter actual notice period as may be given to the members of the board of directors under applicable law, [*] shall be given notice of such meeting, together with an agenda and such additional documentation as may be provided to the members of the board of Avatech, with the exception of documentation relating directly to product pricing or to Avatech's business relationship with [*], and a designated representative of [*] shall be permitted to attend meetings of the board upon prior notice to Avatech; provided, however, it

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[*] Portions of this exhibit have been omitted and filed separately with the
Commission pursuant to a request for confidential treatment under Rule 406.
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               is understood that such representative would not participate in any session pertaining directly to product pricing or to Avatech's business relationship with [*] or where the attorney-client privilege could be compromised.

               (D) In the event Avatech is not required to release quarterly and annual financial information to the public under the Securities Exchange Act of 1934, as amended (the "ACT"), Avatech agrees to provide an income statement, cash flow statement and balance sheet, together with footnotes if available, to [*] within the same time frame such financial information would be required to be filed with the Securities and Exchange Commission were Avatech subject to the Act.

               (E) Any commissions claimed by Avatech under Section 3.3(a) of the [*] Authorized Channel Partner Agreement and the Major Account Guide shall be subject to prior review and acceptance by [*].

(the obligations described in clauses (A), (B), (C), (D) and (E) above being hereinafter referred to as the "SURVIVING OBLIGATIONS"). Surviving Obligations
(C), (D) and (E) shall terminate on the earlier to occur of (i) the date upon which Avatech ceases to act as a reseller of [*]'s products, but only if Avatech no longer owes any obligations, including trade indebtedness, to [*], or
(ii) August 14, 2006.

     2. TRANSFER OF FUNDS. The Discounted Payoff Amount shall be made by wire transfer in immediately available funds to the following account:

               Bank Name:       Citibank, N.A.
               Account Name:    [*], Inc.
               Account Number:  [*]
               Routing Number:  [*]

     3.   RELEASES

          (a) "CLAIMS" are, and the term is defined to mean, all actions, causes of action, demands, damages, debts, obligations, liabilities, accounts, costs, expenses, injuries, damages, liens or claims, whether known or unknown, contingent or liquidated, asserted or unasserted, suspected or unsuspected.

          (b) "RELEASED CLAIMS" are Claims of whatever character, whether known or unknown, contingent or liquidated, asserted or unasserted, suspected or unsuspected, in any way related to, connected with or arising out of the facts and circumstances related to the Loan Agreement. "Released Claims" do not include the duties or obligations of any Party under this Agreement or any other agreements between the parties, except for the Loan Agreement.

          (c) A releasor's or releasee's "RELATED PERSONS" are, and the term is defined to mean, its past and present affiliates, subsidiaries, divisions, predecessors, successors, assigns and its or their current or former partners, principals, officers, directors, shareholders, owners, members, agents, employees, trustees, attorneys, representatives, insurers, assigns, any other current or former persons who managed or directed its or any of their respective affairs or acted on its or any of their respective behalves or can claim by or through it or them, and all predecessors, successors and assigns of it or any of them.

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[*] Portions of this exhibit have been omitted and filed separately with the
Commission pursuant to a request for confidential treatment under Rule 406.
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          (d)  Release of [*] by Avatech: As an integral part of the consideration given for the promises contained herein, Avatech, on behalf of itself and its Related Persons, does hereby absolutely and forever release and discharge [*] and its Related Persons, jointly and individually, from any and all Released Claims.

          (e) Release of Avatech by [*]: As an integral part of the consideration given for the promises contained herein, [*], on behalf of itself and its Related Persons, does hereby absolutely and forever release and discharge Avatech and its Related Persons, jointly and individually, from any and all Released Claims.

          (f) General Releases. Each of Avatech and [*], on behalf of themselves and their respective Related Persons,

               (1) Understand and agree that this Agreement extends to all claims of any nature and kind, known or unknown, suspected or unsuspected, that are the subject of their respective releases, and in that regard acknowledge that they are familiar with and understand Section 1542 of the Civil Code of the State of California which provides as follows:

                    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

               (2) Hereby waive and relinquish every right or benefit which they may have under: Section 1542 of the Civil Code of the State of California; and every right or benefit that they may have under any similar law, statute, rule, or regulation of any jurisdiction that may apply to this Agreement for any purpose, including its enforcement.

          (g) Authority to Release: Avatech warrants and represents that it has the power and authority to release the Released Claims, and that it has not heretofore assigned or transferred or purported to assign or transfer to any third party any Released Claim.

          (h) Authority to Release: [*] warrants and represents that it has the power and authority to release the Released Claims, and that it has not heretofore assigned or transferred or purported to assign or transfer to any third party any Released Claim.

     4. CONFIDENTIALITY. Each Party agrees not to disclose this Agreement or the terms hereof to any third party without the prior written consent of the other, except as required by applicable law. If required to be filed under the Securities Act of 1933, as amended, or the Act, the filer agrees to request confidentially from the Securities and Exchange Commission with respect to key provisions.

     5. INDEPENDENT REVIEW. Each Party acknowledges that it has had an adequate opportunity to make whatever investigation or inquiry it deems necessary or desirable in connection with the release contained in paragraph 3. This Agreement is made in good faith under applicable law and is fair and reasonable.

     6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and the understanding concerning the subject matter hereof between the Parties and supersedes and replaces all prior negotiations, proposed agreements and agreements, written and oral, which are

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[*] Portions of this exhibit have been omitted and filed separately with the
Commission pursuant to a request for confidential treatment under Rule 406.
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null, void and of no effect whatsoever. The Parties acknowledge that no other party hereto nor any agent or attorney of any such party has made any promise, representation or warranty whatever, express or implied, not contained in this Agreement to induce them to execute this Agreement. None of the parties to this Agreement or their counsel shall be deemed the drafter of this Agreement for purposes of construing its provisions. The language in all parts of this Agreement shall be interpreted according to its fair meaning and, accordingly and specifically, shall not be interpreted strictly for or against any Party or any of the persons released in this Agreement. Each Party shall bear its own attorneys' fees and costs incurred in connection with the negotiation and execution of this Agreement. This Agreement can only be modified by a written agreement executed by the Parties.

     7. CHOICE OF LAW. This Agreement shall in all aspects be interpreted, enforced and governed in accordance with the laws of the State of California without reference to its conflicts-of-law law, except to the extent that federal law, including but not limited to the United States Bankruptcy Code, applies.

     8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective insurers, heirs, representatives, successors and assigns. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent permitted by law.

     9. EXECUTION. By executing this Agreement, the Parties hereby indicate their agreement to all of the foregoing. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

[*], INC.


By: /s/ Marcia K. Sterling              Date: 8/14/02
   ---------------------------------         ------------------------
Name: Marcia K. Sterling
     -------------------------------
Title: SVP & General Counsel
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AVATECH SOLUTIONS, INC.


By: /s/ Henry D. Felton                 Date: 8/14/02
   ---------------------------------         ------------------------
Name: Henry D. Felton
     -------------------------------
Title: CEO
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TECHNICAL LEARNINGWARE COMPANY, INC.


By: /s/ Henry D. Felton                 Date: 8/14/02
   ---------------------------------         ------------------------
Name: Henry D. Felton
     -------------------------------
Title: President
      ------------------------------


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[*] Portions of this exhibit have been omitted and filed separately with the
Commission pursuant to a request for confidential treatment under Rule 406.